Exhibit 2.1

FIRST AMENDMENT
TO
AGREEMENT OF PURCHASE AND SALE
(National Credit Industrial Portfolio)
THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (National Credit Industrial Portfolio) (this “Amendment”) is made as of March 18, 2019 (the “Effective Date”), by and between each entity identified as a Seller on the signature page attached hereto (each a “Selling Entity” and collectively “Seller”) and INDUSTRIAL LOGISTICS PROPERTIES TRUST, a Maryland real estate investment trust, as buyer (“Buyer”).
A.Seller and Buyer have entered into that certain Agreement of Purchase and Sale (National Credit Industrial Portfolio) dated as of February 14, 2019 (the “Agreement”), pursuant to which Seller has agreed to sell, transfer, assign and convey to Buyer, and Buyer has agreed to purchase, accept and assume from Seller, subject to the terms and conditions stated therein, the Property (as defined in the Agreement). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
B.    Seller and Buyer desire to amend certain terms of the Agreement as more particularly set forth in this Amendment.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
1.    Diligence Period. The defined term “Diligence Period,” as such term is set forth in the Summary of Terms and in the Definitions sections of the Agreement, shall be and hereby is amended to mean the period beginning on the Effective Date and ending at 5:00 p.m. local time in Phoenix, Arizona on March 25, 2019.
2.    Title Objection Matters. The first sentence of Section 2.2(b) shall be and hereby is amended by deleting the entirety thereof and substituting the following in lieu thereof:
“If any exceptions appear on the Title Commitment, or any encroachments or other title conditions are shown on the Survey, that are not acceptable to Buyer, as determined by Buyer in its sole and absolute discretion, Buyer will provide written notice to Seller and Title Company of such unacceptable matters (“Title Objection Matters”) not later than March 11, 2019.”
3.    Seller Reply to Buyer's Title Objection Matters. The first sentence of Section 2.2(c) shall be and hereby is amended by deleting the entirety thereof and substituting the following in lieu thereof:
“Seller may elect (but is not obligated) to cure or attempt to cure any Title Objection Matters, and Seller will notify Buyer in writing not later than March 25, 2019, if Seller elects to cure any of such objections; provided, however, Seller shall be obligated to cure and discharge all Monetary Encumbrances at or prior to the Closing regardless of whether or not Buyer objects to the same as Title Objection Matters.”

4.    Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, conditions and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between the terms and conditions set forth in this Amendment and in the Agreement, the terms and conditions of this Amendment shall control.
5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which when taken together shall constitute one and the same document. The parties may execute this Amendment and deliver executed copies hereof via facsimile and email. Such facsimile and email copies hereof shall be enforceable as original instruments.
6.    Governing Law. This Amendment shall be subject to the provisions of Section 7.9 of the Agreement, which section is hereby incorporated by reference.
[Signature Pages Follow.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.
SELLER:
VEREIT ID RUSKIN FL, LLC,
ARCP ID UNION OH, LLC,
ARCP ID PETERSBURG VA, LLC,
VEREIT ID ST. LOUIS MO, LLC,
ARCP CR LEBANON IN, LLC,
ARCP ID LONDONDERRY NH, LLC,
ARCP ID COLUMBUS OH, LLC,
COLE ID SIOUX FALLS SD, LLC,
ARCP ID FRANKLIN IN, LLC,
ARCP FE LAS VEGAS NV, LLC,
ARCP ID JOPLIN MO, LLC,
ARCP FE JOHNSTOWN CO, LLC,
VEREIT ID GREER SC, LLC,
ARCP ID FEURA BUSH NY, LLC,
VEREIT ID GOSHEN IN, LLC,
ARCP ID ROCK HILL (MARINE) SC, LLC,
ARCP FE ST. JOSEPH MO, LLC,
ARCP FE FORT DODGE IA, LLC,
each, a Delaware limited liability company
By:    Cole Corporate Income Management II, LLC,
    a Delaware limited liability company
    the Manager of each such entity
By:    /s/ Brian McGlynn
    Name:    Brian McGlynn
    Title:    Vice President
[Signature Page Follow.]

BUYER:
INDUSTRIAL LOGISTICS PROPERTIES TRUST,
a Maryland real estate investment trust
By: /s/ John G. Murray
    John G. Murray
    President